FORM 8-K

EXHIBIT 99.2

Reconciliation of Non-GAAP Financial Measures

The following table reconciles net sales to net sales excluding end-of-life products for the quarters ending September 28, 2003 and September 29, 2002:

	September 28, 2003	September 29, 2002	Increase (Decrease)	Increase (Decrease)
($ in millions)
Net sales	$108.5	$110.9	$(2.4)	(2.2)%
End-of-life products	1.6	6.8	(5.2)	(76.5)%

Net sales excluding end-of-life products	$106.9	$104.1	$2.8	2.6%

The following table reconciles cash flows provided from operations and cash flows used by investing activities to free cash flow for the three and nine-month periods ending September 28, 2003:

	Three Months	Nine Months

($ in millions)
Cash flows provided from operations	$8.6	$15.5
Cash flows used by investing activities	(1.6)	(2.3)

Free cash flow	$7.0	$13.2